SCHEDULE 14A INFORMATION
DEFINITIVE NOTICE AND PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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National HealthCare Corporation
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NATIONAL HEALTHCARE CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2004
4:00 PM CDT

To Our Shareholders:

We cordially invite you to attend the Annual Meeting of the Shareholders (the "Meeting") of National HealthCare Corporation ("NHC" or the "Company"). The Meeting will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Tuesday, April 20, 2004, at 4:00 p.m. CDT, for the following purposes:

1. To re-elect two directors and elect a replacement director; and

2. To ratify the Audit Committee's selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2004; and

3. To transact such other business as may properly come before the meeting or any continuances of it.

The nominees for re-election as directors are Lawrence C. Tucker and Richard F. LaRoche, Jr. They currently serve as directors of the Company. The nominee for replacement election is J. Paul Abernathy, M.D.

The Board of Directors (the "Board") has fixed the close of business on Friday, February 20, 2004 as the record date (the "Record Date") for the determination of shareholders who are entitled to vote at the Meeting, including any continuances. We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card:

FOR re-election of Messrs. Tucker and LaRoche and election of Dr. Abernathy as directors; and

FOR ratification of the Audit Committee's selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2004.

Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

Richard F. LaRoche, Jr.,
Secretary

March 19, 2004

Murfreesboro, Tennessee

NATIONAL HEALTHCARE CORPORATION
100 Vine Street, Suite 1400
Murfreesboro, Tennessee 37130
PROXY STATEMENT
ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD APRIL 20, 2004

The accompanying proxy is solicited by NHC's Board to be voted at the Annual Meeting of the Shareholders (the "Meeting") to be held on Tuesday, April 20, 2004, commencing at 4:00 p.m. CDT and at any continuances of the Meeting. The Meeting will be held at the City Center, 14th Floor, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or before March 19, 2004, to all shareholders of record on February 20, 2004 (the "Record Date").

A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2003, including audited financial statements, is enclosed.

You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on the election of directors will have the same legal effect as a vote "against" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors.

VOTING SECURITIES AND PRINCIPAL OWNERS

The outstanding voting securities of the Company as of December 31, 2003 consisted of 11,624,085 shares of common stock, par value $.01 per share ("Common Stock"). Shareholders of record as of the Record Date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

The following information is based upon (a) filings made by the persons or entities identified below with the Securities and Exchange Commission ("SEC") or (b) a Special Security Listing report from The Depository Trust Company. Except as set forth below, on December 31, 2003 no person was known to us to own beneficially more than 5% of the outstanding Common Stock:

	Shares Beneficially	Percent of Outstanding
Name and Address	Owned on 12/31/03	Shares on 12/31/03
FMR Corp.	1,165,212	10.0%
82 Devonshire Street
Boston, MA 02109
Northern Trust Company	1,297,089 (1)	11.1%
801 S. Canal C-IN
Chicago, IL 60607
National Health Corporation	1,271,147	10.9%
P. O. Box 1398
Murfreesboro, TN 37133
W. Andrew Adams	1,082,064	9.3%
100 Vine Street
Murfreesboro, TN 37130
1818 Fund II	745,155 (2)	6.4%
140 Broadway
New York, NY 10005
(1) The information was obtained from a Special Security Listing report from The Depository Trust Company dated 12/31/03.
(2) This number includes 55,000 shares in stock options outstanding to Mr. Tucker.

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors are divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the April 20, 2004 Meeting, two directors have been nominated for re-election by the Board, each for a term of three years or until their successors are duly elected and qualified, and one director for replacement election to fill the unexpired term of the late Dr. Olin O. Williams.

Lawrence C. Tucker and Richard F. LaRoche, Jr., currently directors of the Company, are nominees for re-election to the Board by the Nominating and Corporate Governance Committee. Unless authority to vote for the election of directors has been specifically withheld, your proxy holder intends to vote for the election of Messrs. Tucker and LaRoche to hold office as directors.

In late May 2003, Dr. Olin O. Williams unexpectedly passed away. As a founding director he will be missed greatly. Pursuant to the Articles of Incorporation and Bylaws, the Board replaced Dr. Williams with Dr. J. Paul Abernathy, who is now presented by the Board at the recommendation of the Nominating and Corporate Governance Committee to the shareholders for election to the unexpired term. Unless authority is withheld to vote for the election of Dr. Abernathy to serve as director of the term expiring in 2006, your proxy holder intends to vote for his election to the unexpired term.

If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

The following is information about the nominees, other Board members, and executive officers:

			Expiration of term	Common Stock Beneficially	Percent of Shares
Name	Age	Position (1)	as Director	Owned at 12/31/03(2)	Outstanding 12/31/03
J. Paul Abernathy	68	Director	2006	3,000	*
2102 Greenland Dr.
Murfreesboro, TN 37130
Robert G. Adams	57	Director, Sr. V.P., and COO	2006	453,058	3.9%
100 Vine St., Ste. 1400
Murfreesboro, TN 37130
W. Andrew Adams	58	Director, President & CEO	2005	1,082,064	9.3%
100 Vine St., Ste. 1400
Murfreesboro, TN 37130
Ernest G. Burgess III	64	Director	2005	146,204	1.2%
7097 Franklin Road
Murfreesboro, TN 37128
Richard F. LaRoche, Jr.,	58	Director & Secretary	2004	404,635	3.5%
2103 Shannon Dr.
Murfreesboro, TN 37129
Lawrence C. Tucker (3)	61	Director	2004	745,155	6.4%
140 Broadway
New York, NY 10005
Joanne M. Batey	59	Vice President, Homecare	-	54,768	*
100 Vine St., Ste. 800
Murfreesboro, TN 37130
D. Gerald Coggin	52	Vice President, Corporate	-	329,328	2.8%
100 Vine St., Ste. 1200		Relations
Murfreesboro, TN 37130
Donald K. Daniel	57	Vice President & Controller	-	159,695	1.4%
100 Vine St., Ste. 1200
Murfreesboro, TN 37130
Kenneth D. DenBesten	51	Vice President, Finance	-	59,393	*
100 Vine St., Ste. 1200
Murfreesboro, TN 37130
David L. Lassiter	49	Vice President, Corporate	-	14,250	*
100 Vine St., Ste. 600		Affairs
Murfreesboro, TN 37130
Julia W. Powell	54	Vice President,	-	87,010	*
100 Vine St., Ste. 800		Patient Services
Murfreesboro, TN 37130
Charlotte A. Swafford	56	Treasurer	-	139,123	1.2%
100 Vine St., Ste. 1100
Murfreesboro, TN 37130
All Directors and Exec. Officers			-	3,677,683	31.6%
as a group (13 people)
*Less than 1%
(1) All officers serve one year terms.
(2) Assumes exercise of stock options outstanding. See "Option Plans." Included in the amounts above are 55,000 shares to Mr. W. A. Adams, 40,000 shares to Mr. R. G. Adams, 55,000 shares to Mr. LaRoche, 55,000 shares to Mr. Tucker, 20,000 shares to Ms. Batey, 24,000 shares to Mr. Coggin, 24,000 shares to Mr. Daniel, 24,000 shares to Mr. DenBesten, 13,000 shares to Mr. Lassiter, 20,000 shares to Ms. Powell, and 24,000 shares to Ms. Swafford, of which all may be acquired upon the exercise of stock options granted under the Company's 1997 and 2002 Stock Option Plans.
(3) Mr. Tucker, as a general partner of the 1818 Fund II, is attributed the ownership of the 1818 Fund II shares, but does not claim beneficial ownership thereof. Otherwise, all shares are owned beneficially with sole voting and investment power. The number of shares includes 55,000 shares in stock options outstanding to Mr. Tucker.

Dr. J. Paul Abernathy, who joined the Board in 2003, is a retired general surgeon, who was in private practice at Murfreesboro Medical Clinic from 1971 until his retirement in 1995. Previously, he served as a general practice physician for Hazard Memorial Hospital in Hazard, Kentucky. Lt. Col. Abernathy additionally served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi. Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine and holds membership in the Southern Medical Society, the Southeastern Surgery Society, and is a Fellow in the American College of Surgeons. Dr. Abernathy has a B.S. degree from Middle Tennessee State University and an M.D. degree from the University of Tennessee.

Robert G. Adams has served NHC 29 years - 18 years as Senior Vice President and 12 years on the Board of Directors. He also served NHC as a health care center administrator and Regional Vice President. He is NHC's Chief Operating Officer, serves on the Board of Directors of National Health Realty, Inc., and is Vice President of National Health Investors, Inc. Mr. Adams has a B.S. degree from Middle Tennessee State University. He is the brother of W. Andrew Adams and brother-in-law of D. Gerald Coggin.

W. Andrew Adams has served as President of NHC since 1974 and Chairman of the Board since 1994. He has extensive long-term health care experience and served as President of the National Council of Health Centers, the trade association for multi-facility long-term health care companies. Adams serves as Chairman of the Board of National Health Investors, Inc., National Health Realty, Inc. and Assisted Living Concepts, Inc. In addition, he serves on the Board of SunTrust Bank, Nashville. He is the brother of Robert G. Adams and brother-in-law of Ernest G. Burgess and D. Gerald Coggin.

Ernest G. Burgess III served as NHC's Senior Vice President of Operations for 20 years before retiring in 1994. His Board of Director's position spans eleven years and he served as Chairman of NHC's Audit Committee during 2003. He has an M.S. degree from the University of Tennessee, and also serves on the Board of Directors and as Chairman of the Audit Committee of National Health Realty, Inc. He is the brother-in-law of W. Andrew Adams.

Richard F. LaRoche, Jr. served 27 years with NHC as Secretary and General Counsel and 14 years as Senior Vice President, retiring from this position in May 2002. He was elected by the Board to fill the unexpired term of previous director J. K. Twilla, who retired in early 2002. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. Mr. LaRoche serves as Director and Secretary of National Health Investors, Inc. and as Secretary of National Health Realty, Inc. He also serves as a director and Audit Committee member for Z-Tel Technologies, Inc.

Mr. Tucker has been with Brown Brothers Harriman & Co., private bankers, for 37 years and became a general partner of the firm in January 1979. He serves on that firm's steering committee as well as being responsible for its corporate finance activities, which include management of the 1818 fund, private equity investing partnerships with originally committed capital of approximately $2 billion. He is a director of VAALCO Energy Inc., US Unwired, Inc., Z-Tel Technologies, Inc., Xspedius Holding Corporation, and Xspedius Management Corporation. Mr. Tucker serves on NHC's Audit Committee.

Joanne M. Batey (Vice President, Homecare) has served NHC since 1976. She served as Homecare Coordinator for five years before being named Vice President in 1989. Prior to that she was Director of Communication Disorders Services for NHC. Ms. Batey received her bachelor's and master's degrees in speech pathology from Purdue University.

D. Gerald Coggin (Vice President, Corporate Relations) has been employed by NHC since 1973. He served as both Administrator and Regional Vice President before being appointed to the present position. He received a B.A. degree from David Lipscomb University and an M.P.H. degree from the University of Tennessee. He is responsible for the Company's rehabilitation, managed care, hospice, legislative activities, investor and public relations. He is the brother-in-law of W. Andrew Adams and Robert G. Adams.

Donald K. Daniel (Vice President & Controller) joined the Company in 1977 as Controller. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Kenneth D. DenBesten (Vice President/Finance) has served as Vice President of Finance since 1992. From 1987 to 1992, he was employed by Physicians Health Care, most recently as Chief Operating Officer. From 1984-1986, he was employed by Health America Corporation as Treasurer, Vice President of Finance and Chief Financial Officer. Mr. DenBesten received a B.S. in business administration and an M.S. in finance from the University of Arizona.

David L. Lassiter (Vice President, Corporate Affairs) joined the Company in 1995. From 1988 to 1995, he was Executive Vice President, Human Resources and Administration for Vendell Healthcare. From 1980-1988, he was in human resources positions with Hospital Corporation of America and HealthTrust Corporation. Mr. Lassiter has a B.S. and an M.B.A. from the University of Tennessee.

Julia W. Powell (Vice President, Patient Services) has been with the Company since 1974. She has served as a nurse consultant and director of patient assessment computerized services for NHC. Ms. Powell has a bachelor of science in nursing from the University of Alabama, Birmingham, and a master's of art in sociology with an emphasis in gerontology from Middle Tennessee State University. She co-authored Patient Assessment Computerized in 1980 with Dr. Carl Adams, the Company's founder.

Charlotte A. Swafford (Treasurer) has been Treasurer of the Company since 1985. She joined the Company in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

Board of Directors and Committees of the Board

The Board of Directors held 9 meetings during 2003. All directors were present at the meetings of the Board and of committees on which they served. The Company strongly urges, but does not require, directors to attend the Annual Meeting. At the 2003 Annual Meeting all but one of the directors were in attendance. The Board has identified Mr. Tucker and Dr. Abernathy as independent directors, and have noted that Mr. Burgess would be deemed independent but for his relationship as brother-in-law by marriage to Mr. W. A. Adams. Prior to the Annual Meeting, the Nominating and Corporate Governance Committee will have nominated for interim election to the Board and Board committees an additional director who will meet all tests for independence pursuant to law and regulations. The new director will replace Mr. Burgess on the Audit Committee.

On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002 (the "S/O Act") which has imposed new responsibilities on the Audit Committee, chief among which is the requirement that the Audit Committee appoint, compensate (out of Company funds), and provide oversight of the work of the independent auditors. Additionally, the S/O Act creates an independent accounting oversight board to oversee the conduct of auditors of public companies such as ours. This board may promulgate additional requirements for the Audit Committee.

Although the American Stock Exchange listing rules previously required most of the following, the S/O Act mandates that Audit Committee members be both independent of management and rely solely on director's compensation for their work, with no ability to otherwise receive remuneration from the Company. The S/O Act requires Audit Committees to promulgate procedures to receive and address complaints regarding accounting, internal control, or auditing issues. At the NHC Board's February 12, 2003 meeting, the Board adopted a Restated Audit Committee Charter and adopted the NHC Valuesline as explained in more detail in this proxy under "Shareholder Communications." Additionally, on February 10, 2004, the Board adopted charters for the Compensation Committee and the Nominating and Corporate Governance Committee. The charters of the three committees meet, in our opinion and the opinion of outside counsel, all current and reasonably anticipated requirements of the S/O Act, SEC regulations and AMEX Listing Rules. The three committee charters and committee notification procedures may be found on NHC's website: www.nhccare.com.

Finally, we note that the Board has found that the Audit Committee member Tucker meets the SEC definition of "Audit Committee financial expert."

COMMITTEE REPORTS

The Audit Committee, which met formally four times in 2003, has filed the following report for inclusion in this proxy:

Report of the Audit Committee

During 2003 the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors and shareholders. Management has the primary responsibility for the preparation of financial statements in the reporting process. The Audit Committee engaged Ernst & Young LLP for the quarterly 2003 reviews and the December 31, 2003 audit. The Company's independent auditors are responsible for expressing an opinion on the conformity of NHC's financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, which are included in the materials accompanying this proxy. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as required by SEC and AMEX rules. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Aggregate fees paid for the following categories of services are as follows:

	2002	2003
Audit Fees (review of the Company's 2003 quarterly financial statements and audit of the annual financial statements)	$177,500	$187,000
Audit-Related Fees (assurance and related services to the audit)	17,000	19,000
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All other services	-0-	-0-

The Audit Committee has adopted, as its required Pre-Approval Procedure for utilization of the Independent Auditors for any purpose other than the independent audit, a resolution requiring the full Audit Committee to pre-approve any transaction with the Independent Auditors. In reliance on the reviews and discussions referred to above and the Restated Audit Committee Charter and legal requirements applicable for 2003, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission and distribution to our shareholders.

Submitted by the National HealthCare Corporation Audit Committee.

Ernest G. Burgess III, Chairman
J. Paul Abernathy, M.D.
Lawrence C. Tucker

Report of the Compensation Committee

The Compensation Committee, which met twice in 2003, sets the compensation principles for the Company and reviews and establishes the principles for individual compensation levels for the executive officers. We believe the following principles are applicable to all of the Company's employees:

*   Compensation should be related to performance. We believe that the better an individual performs the higher that individual's compensation should be. The individual's compensation should also be tied to how well the Company, division or subsidiary in which the employee is retained, performs financially so that when the entity's performance is better than our objectives, the individual should be paid more. When the Company's performance does not meet our objectives, incentive award payments will be at the committee's discretion.

*   NHC employees are able to own NHC stock. We provide NHC employees at all levels with a number of ways to become shareholders. We have made annual employee stock purchase program grants available to all full time company employees and compensated physicians serving as medical directors and/or medical committee members at our centers. We also have programs that are intended to increase stock ownership among employees, such as discretionary stock option grants to managerial employees, the maintenance of an employee stock ownership plan (which is indirectly one of our largest shareholders), and matching contributions made on behalf of employees who participate in our 401(k) savings plan or the key employee deferred compensation plan. Our overall goal is to create and maintain stock option programs that encourage each employee to act like an owner of the business.

*  Incentive compensation should be a greater part of total compensation for our executive officers. Although the proportion of an individual's total compensation varies with individual and company performance, we believe that our executive officers should have the majority of their compensation tied to the performance of the Company as a whole. As can be seen from the Compensation Table included in this proxy, our executive officers' incentive awards as contrasted with their salaries exceed the salaries by two to one or better. We have designed this bonus program having as one goal to make the compensation paid to the Company's executive officers qualify as performance based and deductible for federal income tax purposes. The shareholders of NHC approved this Executive Performance Incentive Bonus Plan at the Annual Meeting held on April 16, 2002. However, as in most areas, there can be no assurance that this goal is met.
There are three basic components to our executive officers' compensation program - the first being base salary, the second being stock options, and the third being performance based. This last component was formalized during 2001 and presented and ratified by the shareholders at the 2002 annual meeting. This "Executive Performance Incentive Plan" requires that the Company achieve a significant return for its shareholders prior to any material performance compensation awards. Because our shareholders approved this Plan, it is our opinion that the Company should be able to take full tax deductibility of any compensation paid.

We have carefully considered these compensation programs, always taking into account shareholders' concerns, and feel that our programs and the compensation which they produce, for not only our executive officers but also partners in all areas of the Company and its subsidiaries, are vital to our continuing efforts to obtain and retain our people and improve our competitive position.

The Compensation Committee adopted a formal charter on February 10, 2004, and has published this charter on our website.

Lawrence C. Tucker, Chairman
J. Paul Abernathy, M.D.
Ernest G. Burgess III

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed on February 10, 2004, and held one meeting that day which resulted in the nomination of Messrs. LaRoche and Tucker for reelection to the Board and Dr. Abernathy for election to complete the term of Dr. Williams. The Committee's nominees were assessed and chosen in accordance with the committee charter principles, which charter is published on our website.

The Committee has scheduled additional meetings and intends - prior to the Annual Meeting - to have nominated for interim Board election at least one additional director who will be both independent and qualified to serve on the Audit Committee. This interim director will be presented for shareholder vote at the 2005 Annual Meeting.

Lawrence C. Tucker, Chairman
J. Paul Abernathy, M.D.
Ernest G. Burgess III

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, EQUITY
COMPENSATION PLAN INFORMATION, AND CERTAIN TRANSACTIONS

Cash Compensation

Directors not employed by NHC receive compensation for their Board service in the amount of $2,500 per meeting attended, plus an annual grant of a 15,000 share stock option, priced on the date of the Annual Meeting. This automatic grant of options to non-employee directors was approved by our shareholders in 1997 and re-approved in 2002. The Company additionally reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

The Company's executive officers were compensated for 2003 per the following Table I.

TABLE I
NATIONAL HEALTHCARE CORPORATION
SUMMARY COMPENSATION TABLE
2001 - 2003
Annual Compensation (1)					Long-Term Compensation			All Other Compensation ($) (i)
					Awards		Payouts
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(2) (d)	Other annual compensation ($)(3) (e)	Restricted Stock Award(s) ($) (f)	Securities Underlying Options/SARs (#)(4) (g)	LTIP Payouts ($) (h)
W. Andrew Adams	2003	25,000	(5)	6,158	-0-	-0-	-0-	-0-
Pres. & CEO	2002	25,000	967,495(6)	1,060	-0-	-0-	-0-	-0-
	2001	25,000	700,000	1,611	-0-	-0-	-0-	-0-
Robert G. Adams	2003	140,194	(5)	8,942	-0-	-0-	-0-	-0-
Sr. V.P. & COO	2002	140,154	935,340(6)	9,670	-0-	-0-	-0-	-0-
	2001	141,282	600,000	2,092	-0-	-0-	-0-	-0-
Richard F. LaRoche, Jr.(7)	2003	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Secr. & Gen. Counsel	2002	56,633	368,667(6)	9,820	-0-	-0-	-0-	-0-
	2001	132,622	600,000	30,068	-0-	-0-	-0-	-0-
Donald K. Daniel,	2003	115,105	70,560(6)	26,107	-0-	-0-	-0-	-0-
Prin. Acctg. Officer &	2002	115,086	351,200(6)	27,304	-0-	-0-	-0-	-0-
Controller	2001	115,624	125,000	19,795	-0-	-0-	-0-	-0-
Charlotte A. Swafford,	2003	115,016	70,560(6)	9,563	-0-	-0-	-0-	-0-
Treasurer	2002	115,014	351,200(6)	10,385	-0-	-0-	-0-	-0-
	2001	109,093	125,000	5,503	-0-	-0-	-0-	-0-
(1) Compensation deferred at the election of an executive has been included in columns (c) and (d).
(2) These officers may also receive bonuses from National Health Investors, Inc. and National Health Realty, Inc. which are disclosed in those companies' Form 10-K and/or proxy statements.
(3) Includes (a) life insurance benefit, (b) 401(k) matching contribution, (c) non qualified deferred compensation matching contribution, (d) ESOP contribution, and (e) any positive spread from participation in the Employee Stock Purchase Plan.
(4) These officers received the following stock options in 2000: 55,000 - W. Andrew Adams; 40,000 each to Robert G. Adams and Richard F. LaRoche, Jr.; 24,000 each to Donald K. Daniel and Charlotte A. Swafford. Mr. LaRoche also received a 15,000 stock option grant as a non-employee director in April 2003. These officers also received stock options from National Health Investors, Inc. in 1997 and 1999 and stock options from National Health Realty, Inc. in 1999, which are disclosed in those companies' Form 10-K. No other Restricted Stock Awards, Options/SARs, or LTIP Payouts were given in 1999, 2000, 2001, 2002, or 2003.
(5) No bonuses have been declared or paid for 2003.
(6) The figure given includes income derived from forgiveness of indebtedness on stock option exercise note.
(7) Mr. LaRoche retired from any managerial duties with the Company in May 2002 and receives no compensation from NHC other than directors fees and coverage under the Company's self-insured health benefit plan.

Equity Compensation Plans

The Company's grant or issuance of an incentive stock option under the 2002 Plan has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread") would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee's cost and the net proceeds of the sale. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

The 2002 Plan permits options to be exercised for cash or by surrender of NHC shares valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under the 2002 Plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

The 2002 Plan also provides eligible employees the option to purchase shares of Company common stock through payroll deductions at the lesser of the closing price of the common stock as reported on the American Stock Exchange on the first trading day or the last trading day of each year. At the end of each year, funds accumulated in the employee's account will be used to purchase the maximum number of shares at the above price. The Company makes no contribution to the purchase price. 38,720 shares will be issued pursuant to the Plan in 2004 at a price of $18.25 per share, with all payroll deductions being made in 2003.

All employees (including officers and directors) may elect to participate in the Plan if they meet minimum employment requirements. The maximum payroll deduction is the employee's normal monthly pay. Participating employee's rights under the Plan are nontransferable. Prior to the end of a year, a participant may elect to withdraw from the Plan and the amount accumulated as a result of his payroll deductions shall be returned to him without interest. Any terminated employee immediately ceases to be a participant and also receives his or her prior contributions.

In no event may a participant in the Plan purchase thereunder during a calendar year, common stock having a fair market value more than $25,000. The stock purchased pursuant to the Plan is freely tradeable, except for any shares held by an "affiliate" of the Company, which would be subject to the limitations of Rule 144.

	Number of securities to be issued	Weighted-average exercise price	Number of securities remaining available
	upon exercise of outstanding	of outstanding options, warrants	for future issuance under equity
Plan category	options, warrants and rights	and rights	compensation plans [excluding securities
			reflected in column(a)]
	(a)	(b)	(c)
Equity compensation plans	1997: 474,500	$4.21	-0-
approved by security holders	2002: 20,000	$17.25	928,555
	2003: 45,000	$19.60
Equity compensation plans not	None	N/A	N/A
approved by security holders
Total	539,500		928,555

Director and Officer Options

The 2002 Plan provides for an automatic grant to each independent director of 15,000 shares on the date of the Annual Meeting of the Shareholders and at the closing price of NHC common stock on the American Stock Exchange that day. NHC shareholders approved, at their April 16, 2002, Annual Meeting, the 2002 Stock Option Plan (the "2002 Plan") and had previously approved the 1997 Stock Option Plan (the "1997 Plan"). Of the original 1,000,000 shares available under the 1997 Plan, none are available to grant, and of the original 1,250,000 shares under the 2002 Plan, 928,555 remain available for grant.

Executive Officers Robert G. Adams, D. Gerald Coggin, Donald K. Daniel and Kenneth D. DenBesten participated in the payroll deduction portion of the 2002 Plan during 2003 and any positive spread between the purchase price and the then fair market price is included in Table I, column (e).

Tables A and B set forth information regarding options which are outstanding, granted or exercised under the 1997 Plan or 2002 Plan as of December 31, 2003, for the Company's executive officers identified in Table I. Table C sets forth information regarding options outstanding and exercised during 2003 for the executive officers, all non-employee directors and all other NHC employees as a group. The Company has not granted any SARs and has never repriced any options.

TABLE A
[Omitted: No options or SAR grants were made in 2003.]

TABLE B
Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
Name	Shares Acquired	Value Realized	Number of Securities Underlying	Value of Unexercised in-the-Money
	on Exercise	($)	Unexercised Options/SARs	Options/SARs at Fiscal Year-End
	(#)		at Fiscal Year-End, (#) Exercisable	($) Exercisable
W. Andrew Adams	-0-	-0-	55,000	929,500
Robert G. Adams	-0-	-0-	40,000	676,000
Donald K. Daniel	-0-	-0-	24,000	405,600
Richard F. LaRoche, Jr.	-0-	-0-	55,000	680,500
Charlotte A. Swafford	-0-	-0-	24,000	405,600

TABLE C
Name of Participant	Shares Under	Expiration Date	Options Exercised or	Remaining Options	Exercise Price
	Option: 2003 (1)		Surrendered: 2003	Outstanding
W. Andrew Adams	55,000	10/25/06	-0-	55,000	$3.00
Robert G. Adams	40,000	10/25/06	-0-	40,000	$3.00
Donald K. Daniel	24,000	10/25/06	-0-	24,000	$3.00
Richard F. LaRoche, Jr.	40,000	10/25/06	-0-	40,000	$3.00
Charlotte A. Swafford	24,000	10/25/06	-0-	24,000	$3.00
All Executive Officers	183,000	10/25/06	-0-	183,000	$3.00
(5 persons)
All Non-Employee Directors	20,000	4/26/2004	10,000(2)	10,000	$9.375
(3 persons)	20,000	5/24/2005	10,000(2)	10,000	$ 4.75
	20,000	5/26/2006	10,000(2)	10,000	$10.40
	20,000	4/15/2007	10,000(2)	10,000	$17.25
	45,000	4/23/2008	15,000(2)	30,000	$19.60
All Other NHC Employees	286,500	10/25/06	-0-	286,500	$ 3.00
Total	594,500		55,000(2)	539,500

(1) This table excludes any shares optioned to the late founding director Dr. Olin O. Williams.

(2) In late 2003, director E. G. Burgess III surrendered his outstanding options for the forgiveness of a pre-existing stock option purchase note to the Company. During the fourth quarter of 2003, although the options ranged in excess of $16,000 to a deficit of $77,000 compared to the note owed, the Board approved an even exchange.

The 2002 Plan also provided that the Company could finance the exercise of any options by the acceptance of the option holder's full recourse Promissory Note bearing interest at a fixed rate equal to 2.5% below New York Prime on the date of the note, with interest payable quarterly and principal due and payable in 60 months. The notes were secured by shares having a fair market value of 200% of the amount of the principal of the note as established on the date of the loan. Additionally, such purchase money notes required the pledge of additional shares or for reduction in the principal of the note at any time that the value of the collateral drops below 150% of the base amount of the outstanding balance of the note. Pursuant to the congressionally enacted Sarbanes-Oxley Act of 2002, federal law now prohibits such option financing for all of NHC's executive officers and directors, other than notes outstanding on July 30, 2002, which may not be extended or amended.

The below table indicates the current amount of option purchase money notes outstanding by directors and executive officers of NHC, individually and collectively as of December 31, 2003.

	Current Loan Outstanding	Maximum Loan Outstanding
	12-31-03	Prior Five Years
W. Andrew Adams	$ 291,200	$ 1,641,920
Robert G. Adams	218,400	1,206,950
Ernest G. Burgess III	51,650	802,030
Richard F. LaRoche, Jr.	218,400	1,181,200
Lawrence C. Tucker	-0-	-0-
Joanne M. Batey	-0-	708,720
D. Gerald Coggin	-0-	734,470
Donald K. Daniel	-0-	708,720
Kenneth D. DenBesten	-0-	708,720
David L. Lassiter	-0-	310,000
Julia W. Powell	-0-	708,720
Charlotte A. Swafford	-0-	708,720
All Executive Officers & Directors as a Group (12)	779,650	$ 9,420,170

Section 16(a) Disclosure Compliance

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and the American Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and also mandates that the individual make such filing within 2 days of any applicable transaction. The Company reminds all of the officers and directors of this requirement monthly.

To the Company's knowledge and based on the review of the copies of such forms received by it and monthly statements provided by officers and directors, the Company believes that during 2003 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were fulfilled.

Comparison of Cumulative Total Return

The Company's cumulative total return as compared with the S & P 500 Index and the NHC Peer Group is shown in the graph on the last page of this proxy statement.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF AND
RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2004. Although a shareholder vote is not required, the Board submits this firm for approval by the shareholders. Ernst & Young LLP audited the Company's financial statements for the year ended December 31, 2003.

If the shareholders do not ratify the selection of Ernst & Young LLP, the selection of the independent auditors will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select different independent auditors for the Company. The Audit Committee retains the power to select another firm as independent auditors for the Company to replace the firm whose selection was ratified by the Company's shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting and will be given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the "NHC Valuesline" program in order to enable employees and shareholders to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHC executive officers, and NHC directors. The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Office of General Counsel, who will coordinate any necessary communication and response.

SHAREHOLDER PROPOSALS

October 1, 2004 is the date by which proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by us for inclusion in our proxy statement and form of proxy. Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHC website (www.nhccare.com) contains information on the Company, including all public filings (10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks and the like), the Restated Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter, Valuesline information and the NHC Code of Ethics. Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last three years can be accessed on the press release page and there are also listings of the various services that the Company provides, a listing of the facilities and their locations, information on long-term care insurance, job opportunities and a link to the American Stock Exchange to access current trades of NHC stock. The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/Richard F. LaRoche, Jr.
Richard F. LaRoche, Jr., Secretary

March 19, 2004

Murfreesboro, Tennessee

NATIONAL HEALTHCARE CORPORATION
COMPARISON OF CUMULATIVE TOTAL RETURN
	1998	1999	2000	2001	2002	2003
NHC	100.0	33.9	48.4	99.2	112.9	128.4
S&P 500	100.0	121.0	110.0	96.9	75.5	97.2
NHC Peer Group	100.0	41.3	70.3	71.1	36.6	83.2

Assumes $100 inv. 12/31/98 in NHC, S&P 500 and NHC Peer Group (HCR, BEV, AVCA)

PROXY
NATIONAL HEALTHCARE CORPORATION
100 Vine Street, Murfreesboro, Tennessee 37130
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints W. Andrew Adams and/or Richard F. LaRoche, Jr. as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National HealthCare Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 100 Vine Street, 14th Floor, Murfreesboro, Tennessee, on Tuesday, April 20, 2004, at 4:00 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR I AND II.

I. ELECTION OF DIRECTORS	___ For nominee listed below:	___ Withhold Authority to vote for the
	Lawrence C. Tucker	nominee listed to the left.
	___ For nominee listed below:	___ Withhold Authority to vote for the
	Richard F. LaRoche, Jr.	nominee listed to the left.
	___ For nominee listed below:	___ Withhold Authority to vote for the
	J. Paul Abernathy, M.D.	nominee listed to the left.

II. PROPOSAL TO RATIFY THE AUDIT COMMITTEE'S SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR
____ FOR	____ AGAINST	____ ABSTAIN
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

*******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: __________________________
_________________________________________
Signature
_________________________________________
Signature, if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.